Exhibit 99.1

Investor Contact:	Press Contact:

Centra Software, Inc.	Centra Software, Inc.
Kristine Mozes/781-869-4162	Ellen Slaby/781-994-1068
kmozes@centra.com	eslaby@centra.com

Centra Appoints New CFO

Michelle M. Caggiano assumes Chief Financial Officer Position;

Oversees Centra’s Finance Operations

LEXINGTON, Mass. (April 4, 2005) – Centra Software, Inc. (NASDAQ: CTRA), a leading provider of specialized application software and services for online business collaboration, today announced that Michelle M. Caggiano, Centra’s former vice president of Finance, has been promoted to senior vice president and chief financial officer effective April 1, 2005. Ms. Caggiano, 43, now reports to Paul R. Gudonis, Centra’s president and CEO.

Ms. Caggiano began her management career as corporate controller for Davox Corporation and was part of the finance team during the company’s successful initial public offering. She has held financial management positions of increasing responsibility at several Boston-area technology companies including Sequoia Systems and Indigo America, Inc. She joined Centra in 1999 as director of finance and was later promoted to vice president of finance. Ms. Caggiano holds a bachelor’s degree in Accounting from Bentley College. She replaces Stephen A. Johnson, Centra’s current senior vice president and CFO, who will be leaving the company in May, as previously announced, to pursue other opportunities. Mr. Johnson will assist in the transition of CFO duties to ensure a smooth handoff of responsibilities.

Chief Executive Officer Paul R. Gudonis said, “I am pleased that we had a strong internal candidate in Michelle who has a sound financial management background and deep experience gained at a variety of public and private companies. Her five years of increasing responsibility at Centra will serve her well in her new position. She recently led the finance team through the process in certifying our internal controls over financial reporting as required by section 404 of the Sarbanes-Oxley Act of 2002. As our new CFO, she will continue to provide key financial direction and management and will be a strong addition to the company’s executive management team as we move forward.”

About Centra

Online business collaboration solutions from Centra create workforce efficiencies and enable organizations to share and exchange business-critical information with geographically distributed customers, partners, prospects and employees. Centra’s solutions integrate real-time collaboration and departmental business processes with specialized applications that increase sales effectiveness, improve collaborative learning and accelerate enterprise application rollouts and customer acquisition initiatives. Currently available in nine languages, Centra solutions can be deployed as on-site software or through its ASP service and are supported by an active ecosystem of value-added partners, including Siebel, PeopleSoft, SAP and Deloitte Consulting. Organizations across every major industry and market sector choose Centra, including Wyndham International, Weyerhaeuser, Underwriters Laboratories, BMW and Stanford University. Headquartered in Lexington, Massachusetts, Centra serves a worldwide customer base throughout the Americas, Europe, Asia and Australia. For more information, visit www.centra.com.

Safe Harbor Statement Regarding Forward-Looking Statements

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements about the beliefs and expectations of management regarding the Company’s future performance, the Company’s strategic initiatives, its ability to achieve and maintain a leadership position in real-time conferencing and collaboration, demand for the Company’s software services and management’s goals and objectives regarding future results of operations. These statements reflect management’s beliefs and expectations as of the date of this statement, and involve risk and uncertainties that may cause actual results, events and performance to differ materially. These risk factors include, but are not limited to, risks associated with the Company’s ability to successfully execute its strategic plan, the effect of the Company’s cost-cutting measures on its operations, acceptance by customers of the Company’s Enterprise Advantage Subscription pricing model, significant changes in our senior management team, customer fulfillment of the entire term of multi-year subscription contracts, uncertainty of market reaction to the Company’s sales and marketing efforts, product demand for and market acceptance of the Centra 7 collaboration platform, the Company’s ability to sell and deliver its Enterprise Application Rollout and Sales Effectiveness solutions and other future products, the effect of economic conditions generally on the market for IT spending and for the Company’s products, the results of future research and development activities, the impact of competitive products and pricing, technological difficulties and/or other factors outside the control of the Company. There is no assurance that the Company will be able to implement its growth and operating plans as anticipated, or achieve its revenue and earnings goals.

For a description of additional risks, and uncertainties, please refer to the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the three months ended September 30, 2004, which are available at http://www.centra.com/investorrelations. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Centra is a registered trademark of Centra Software, Inc. All other trademarks referenced herein are the property of their respective owners

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